EXHIBIT 2.1






                      AGREEMENT AND PLAN OF REORGANIZATION

                  [Stock for Stock - Reverse Triangular Merger]


                                     BETWEEN

                   Transit Group, Inc., a Florida corporation,
            Rainbow Trucking Services, Inc., an Indiana corporation, and Ellena A. Hawkins, an individual resident of Florida




                            DATED: December 12, 1997



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                                TABLE OF CONTENTS


1.       DEFINITIONS........................................................1

2.       PLAN OF REORGANIZATION.............................................3
         ----------------------
         2.1      THE MERGER................................................3
         2.2      FRACTIONAL SHARES.........................................4
         2.3      EFFECTS OF THE MERGER.....................................4
         2.4      TAX-FREE REORGANIZATION...................................4
         2.5      PURCHASE ACCOUNTING TREATMENT.............................4
         2.6      WAIVER OF DISSENTERS RIGHTS...............................5
         2.7      CLOSING...................................................5
         2.8      CLOSING OBLIGATIONS.......................................5

3.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER......................6
         ---------------------------------------------
         3.1      ORGANIZATION AND GOOD STANDING............................6
         3.2      AUTHORITY; NO CONFLICT....................................6
         3.3      CAPITALIZATION............................................7
         3.4      FINANCIAL STATEMENTS......................................7
         3.5      BOOKS AND RECORDS.........................................7
         3.6      TITLE TO PROPERTIES; ENCUMBRANCES.........................8
         3.7      CONDITION AND SUFFICIENCY OF ASSETS.......................8
         3.8      ACCOUNTS RECEIVABLE.......................................8
         3.9      NO UNDISCLOSED LIABILITIES................................8
         3.10     TAXES.....................................................9
         3.11     NO MATERIAL ADVERSE CHANGE................................9
         3.12     EMPLOYEE BENEFITS.........................................9
         3.13     COMPLIANCE...............................................10
         3.14     LITIGATION...............................................10
         3.15     ABSENCE OF CHANGES.......................................10
         3.16     CONTRACTS; NO DEFAULTS...................................11
         3.17     INSURANCE................................................12
         3.18     ENVIRONMENTAL MATTERS....................................13
         3.19     EMPLOYEES; INDEPENDENT CONTRACTORS.......................13
         3.20     LABOR RELATIONS; COMPLIANCE..............................14
         3.21     INTELLECTUAL PROPERTY....................................14
         3.22     RELATIONSHIPS WITH RELATED PERSONS.......................15
         3.23     BROKERS OR FINDERS.......................................15
         3.24     DISCLOSURE...............................................15
         3.25     SUBSIDIARIES.............................................15
         3.26     MERGER WITH RAINBOW GROUP................................15


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4.       REPRESENTATIONS AND WARRANTIES OF TGI.............................16
         -------------------------------------
         4.1      ORGANIZATION AND GOOD STANDING...........................16
         4.2      AUTHORITY; NO CONFLICT...................................16
         4.3      CERTAIN PROCEEDINGS......................................17
         4.4      BROKERS OR FINDERS.......................................17
         4.5      SEC FILINGS..............................................17
         4.6      TGI STOCK................................................17
         4.7      DISCLOSURE...............................................17

5.       COVENANTS OF SHAREHOLDER AND TGI..................................17
         --------------------------------
         5.1      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS...............17
         5.2      SEC REPORTING............................................17
         5.3      DUE DILIGENCE............................................17
         5.4      RELEASE OF GUARANTORS....................................18
         5.5      AMENDMENT TO LEASE.......................................18
         5.6      RAINBOW GROUP MERGER.....................................18
         5.7      LOAN TO SHAREHOLDER......................................18

6.       CONDITIONS PRECEDENT TO TGI'S OBLIGATION TO CLOSE.................18
         -------------------------------------------------
         6.1      ACCURACY OF REPRESENTATIONS..............................18
         6.2      SHAREHOLDER'S PERFORMANCE................................19
         6.3      CONSENTS.................................................19
         6.4      ADDITIONAL DOCUMENTS.....................................19
         6.5      NO PROCEEDINGS...........................................19
         6.6      NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS......19
         6.7      DUE DILIGENCE............................................20
         6.8      CONCURRENT CLOSING.......................................20
         6.9      BOARD APPROVAL...........................................20

7.       CONDITIONS PRECEDENT TO SHAREHOLDER'S OBLIGATION TO CLOSE.........20
         ---------------------------------------------------------
         7.1      ACCURACY OF REPRESENTATIONS..............................20
         7.2      TGI'S PERFORMANCE........................................20
         7.3      CONSENTS.................................................20
         7.4      ADDITIONAL DOCUMENTS.....................................20
         7.5      NO PROCEEDINGS...........................................21
         7.6      CONCURRENT CLOSING.......................................21
         7.7      NO MATERIAL ADVERSE CHANGE...............................21

8.       TERMINATION.......................................................21
         8.1      TERMINATION EVENTS.......................................21
         8.2      EFFECT OF TERMINATION....................................21


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9.       INDEMNIFICATION; REMEDIES.........................................22
         9.1      SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
                  KNOWLEDGE................................................22
         9.2      INDEMNIFICATION AND PAYMENT OF DAMAGES BY SHAREHOLDER
                   ........................................................22
         9.3      INDEMNIFICATION AND PAYMENT OF DAMAGES BY TGI............23
         9.4      TIME LIMITATIONS.........................................23
         9.5      ESCROW...................................................23
         9.6      PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS........24
         9.7      PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS..............25
         9.8      REMEDY...................................................25

10.      GENERAL PROVISIONS................................................25
         ------------------
         10.1     EXPENSES.................................................25
         10.2     PUBLIC ANNOUNCEMENTS.....................................25
         10.3     CONFIDENTIALITY..........................................26
         10.4     NOTICES..................................................26
         10.5     JURISDICTION; SERVICE OF PROCESS.........................27
         10.6     FURTHER ASSURANCES.......................................27
         10.7     WAIVER...................................................27
         10.8     ENTIRE AGREEMENT AND MODIFICATION........................27
         10.9     COMPANY DISCLOSURE LETTER................................28
         10.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.......28
         10.11    SEVERABILITY.............................................28
         10.12    SECTION HEADINGS, CONSTRUCTION...........................28
         10.13    TIME OF ESSENCE..........................................28
         10.14    GOVERNING LAW............................................28
         10.15    COUNTERPARTS.............................................28


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                      Agreement and Plan of Reorganization


         This Agreement and Plan of Reorganization ("Agreement") is made as of December 12, 1997, by Transit Group, Inc., a Florida corporation ("TGI"), Rainbow Trucking Services, Inc., an Indiana corporation (the "Company"), and Ellena A. Hawkins, an individual resident of Florida ("Shareholder").

                                    RECITALS

         A. The parties intend that, subject to the terms and conditions set forth herein, a new corporation that will be organized under Indiana law as a wholly owned subsidiary of TGI ("Newco") will merge with and into the Company in a reverse triangular merger (the "Merger"), with the Company to be the surviving corporation of the Merger, all pursuant to the terms and conditions of this Agreement, the Articles of Merger substantially in the form of Exhibit A hereto (the "Articles of Merger") and the applicable provisions of the laws of Indiana.

         B. Upon the effectiveness of the Merger, all the outstanding capital stock of the Company will be converted into capital stock of TGI, in the manner and on the basis determined herein and as provided in the Articles of Merger.

         C. The Merger is intended to be treated as a "purchase" for accounting purposes and a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by virtue of the provisions of Section 368(a)(2)(D) of the Code.

                                    AGREEMENT

         For and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Agreement" --this Agreement and Plan of Reorganization together with all Schedules and Exhibits hereto.

         "Balance Sheet"--as defined in Section 3.4.

         "Closing"--as defined in Section 2.7.


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          "Closing  Date"--the  date and time as of which the  Closing  actually takes place.

         "Company"--collectively the Company identified in the Recitals to this Agreement together with each subsidiary of same.

         "Company Disclosure Letter"--the disclosure letter delivered by the Shareholder to TGI concurrently with the execution and delivery of this Agreement.

          "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

                  (a)      the merger of Newco and the Company;

                  (b)  the   execution,   delivery,   and   performance  of  the
Noncompetition Agreement, Subscription Agreement and the Escrow Agreement;

                  (c)      the loan by TGI to the Shareholder; and

                  (d) the performance by TGI, the Company and the Shareholder of their respective covenants and obligations under this Agreement.

         "Damages"--as defined in Section 9.2.

          "Effective  Time"  --the  effective  time of the  Merger as defined in
Section 2.1.

         "Environmental Law"--any law or regulation that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the environment;

                  (c) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (d) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or


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                  (e) making responsible  parties pay private parties, or groups of them, for damages done to their health or the environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, and regulations and rules issued pursuant to that act or any successor law.

         "Escrow Agreement" --as defined in Section 2.8(a)(iv).

         "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Merger"--as defined in the Recitals hereto.

         "Noncompetition Agreement"--as defined in Section 2.8(a)(iii).

         "Occupational Safety and Health Law"--any law or regulation designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that act or any successor law.

         "TGI"--as defined in the first paragraph of this Agreement.

         2.       PLAN OF REORGANIZATION.

         2.1 THE MERGER. Subject to the terms and conditions of this Agreement, prior to the Closing Date, TGI will incorporate and organize Newco and will cause the Board of Directors and shareholders of Newco to approve the Merger and perform all of the duties of Newco set forth in this Agreement. Subject to the terms and conditions of this Agreement, the Articles of Merger will be filed with the Secretary of State of the State of Indiana on the Closing Date. The date and time that the Articles of Merger is filed with the Indiana Secretary of State and the Merger thereby becomes effective will be referred to in this Agreement as the "Effective Time." Subject to the terms and conditions of this Agreement and the Articles of Merger, Newco will be merged with and into the Company in a statutory merger pursuant to the Articles of Merger and in accordance with applicable provisions of Indiana law as follows:

          (a) Conversion of Company Common Stock. The shares of common stock of the Company, no par value (the "Company Common Stock"), that are issued and outstanding

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immediately  prior to the Effective  Time,  will, by virtue of the Merger and at the Effective Time and without further action on the part of any holder thereof, be converted into that number of shares of fully paid and nonassessable common stock of TGI, $.01 par value per share ("TGI Common Stock"), determined by dividing US Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) by $6.625, for a total of 339,623 shares of TGI Common Stock.

                  (b) Conversion of Newco Shares. Each share of Newco Common Stock, par value $0.01 ("Newco Common Stock"), that is issued and outstanding immediately prior to the Effective Time, will, by virtue of the Merger and without further action on the part of the sole shareholder of Newco, be converted into and become one share of common stock of the Company, as the surviving corporation, that is to be issued and outstanding immediately after the Effective Time, which shall be the only share of Company Common Stock that is issued and outstanding immediately after the Effective Time.

         2.2 FRACTIONAL  SHARES.   No fractional shares of TGI Common Stock will
be issued in connection with the Merger.

         2.3 EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Newco will cease and Newco will be merged with and into the Company and the Company will be the surviving corporation pursuant to the terms of the Articles of Merger; (b) the Articles of Incorporation and Bylaws of Newco will be the Articles of Incorporation and Bylaws of the surviving corporation; (c) each share of Newco Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1(b) above; (d) the directors of Newco in effect at the Effective Time will be the directors of the Company as the surviving corporation, and the officers of Newco will be the officers of the Company as the surviving corporation; (e) each share of Company Common Stock outstanding immediately prior to the Effective Time will be converted as provided in Section 2.1(a); and (f) the Merger will, at and after the Effective Time, have all of the effects provided by applicable law.

         2.4 TAX-FREE REORGANIZATION. The parties intend to adopt this Agreement as a tax-free plan of reorganization and to consummate the Merger in accordance with the provisions of Section 368(a)(1)(A) of the Code. The parties believe that the value of the TGI Common Stock to be received in the Merger is equal to the value of the Company Common Stock to be surrendered in exchange therefor. The TGI Common Stock issued in the Merger will be issued solely in exchange for the Company Common Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to, the consideration paid for the Company Common Stock. TGI represents now, and as of the Closing, that it presently intends to continue the Company's historic business or use a significant portion of the Company's business assets in a business. The Shareholder acknowledges that it has no present plan or intention to sell, exchange or dispose of more than 50% of the shares of TGI Common Stock received in the Merger. The provisions and representations contained or referred to in this Section 2.4 shall survive until the expiration of the applicable statute of limitations. The Shareholder acknowledges that she has received her own independent tax advice and counsel with respect to the Merger and the transactions

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contemplated  herein and is not  relying on  representations  made by TGI or its counsel, accountants or advisors with respect to such tax matters.

         2.5 PURCHASE ACCOUNTING TREATMENT.   The parties intend that the Merger
be treated as a "purchase" for accounting purposes.

         2.6 WAIVER OF DISSENTERS RIGHTS. The Shareholder hereby waives any and all rights she has to dissent from the Merger under Indiana law.

         2.7 CLOSING. The consummation of the purchase and sale provided for in this Agreement (the "Closing") will take place at the offices of TGI's counsel, Womble Carlyle Sandridge & Rice, PLLC, located at Suite 700, 1275 Peachtree Street, N.E., Atlanta, Georgia 30309, at 10:00 a.m. (local time) on December 31, 1997, or at such time and place as the parties may agree.

         2.8      CLOSING OBLIGATIONS.  At the Closing:

                  (a)      The Shareholder will deliver to TGI:

                           (i)  certificates  representing her shares of Company
                  Common   Stock,   duly   endorsed  for  transfer  to  TGI  (or
                  accompanied by duly executed stock powers);

                           (ii) releases and resignations  from the officers and
                  directors of the Company duly executed by such parties;

                           (iii) a noncompetition agreement in the form of Exhibit "B," executed by the Shareholder (the "Noncompetition Agreement");

                           (iv) an escrow  agreement in the form of Exhibit "C,"
                  executed by the Shareholder (the "Escrow Agreement");

                           (v) a  subscription  agreement  for the shares of TGI
                  Common Stock to be issued in the Merger in the form of Exhibit "D" (the "Subscription Agreement");

                           (vi) a  promissory  note in the amount of $300,000 in
                  the form of Exhibit "E," executed by the Shareholder, guaranteed by Robert L. Hawkins, and secured by a pledge of TGI Common Stock, issued to the Shareholder in connection herewith (the "Shareholder's Promissory Note") in consideration of a loan by TGI to the Shareholder in the amount of $300,000; and

                           (vii) an unconditional guarantee (the "Guarantee") of
                  the $200,000 Promissory Note of Robert L. Hawkins to TGI in a form to be agreed upon.


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                  (b) TGI will deliver to the  Shareholder  a share  certificate representing the TGI Common Stock issued in the Merger in the name of the Shareholder, and the face amount of the Shareholder's Promissory Note in cash.

         3.       REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to TGI as follows:

         3.1      ORGANIZATION AND GOOD STANDING.

                  (a) Part 3.1 of the Company Disclosure Letter contains a statement of the Company's jurisdiction of incorporation, a list of all other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). The Company is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under its contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

                  (b) The Shareholder has delivered to TGI copies of the Articles of Incorporation and Bylaws of the Company, as currently in effect.

         3.2      AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of the Shareholder, enforceable against her in accordance with its terms. Upon the execution and delivery by the Shareholder of the Escrow Agreement, the Noncompetition Agreement, the Shareholder's Promissory Note, the Guarantee and the Subscription Agreement (collectively, the "Shareholder's Closing Documents"), the Shareholder's Closing Documents will constitute the legal, valid, and binding obligations of the Shareholder, enforceable against her in accordance with their respective terms. The Shareholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholder's Closing Documents and to perform her obligations under this Agreement and the Shareholder's Closing Documents.

                  (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i)  contravene,   conflict  with,  or  result  in  a
         violation of (A) any provision of the Articles of Incorporation or Bylaws of the Company; or (B) any resolution adopted by the board of directors or the stockholders of the Company; or (C) any of the terms or

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



         requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any permit or authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company; or
         (D) any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract to which the Company is bound; or

                           (ii) result in the imposition or creation of any lien, claim or encumbrance upon or with respect to any of the assets owned or used by the Company.

                  (c) Except as set forth in Part 3.2 of the Company Disclosure Letter, neither the Shareholder nor the Company is or will be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         3.3 CAPITALIZATION. The authorized equity securities of the Company consist of one thousand (1,000) shares of common stock, no par value per share, of which one hundred (100) shares are issued and outstanding and constitute the "Shares." The Shareholder is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all liens, claims or encumbrances. With the exception of the Shares (which are owned by the Shareholder), there are no other outstanding equity securities or other securities of the Company. Other than standard legends with respect to securities matters, no legend or other reference to any purported encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other law or regulation. The Company does not own, nor does it have any contract to acquire, any equity securities or other securities of any person (other than the Company) or any direct or indirect equity or ownership interest in any other business.

         3.4 FINANCIAL STATEMENTS. The Shareholder has delivered to TGI: (a) unaudited balance sheet of the Company as at December 31, 1996, and the related unaudited statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, and (b) a balance sheet of the Company as at September 30, 1997 (the "Balance Sheet") and an income statement for the nine
(9) month period then ended. Such financial statements and the notes thereto fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with sound accounting principles, consistently applied throughout the periods involved.

          3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to TGI, are

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complete  and  correct in all  material  respects  and have been  maintained  in accordance with applicable law. The minute books of the Company contain accurate and complete records of all meetings of, and corporate actions taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

         3.6 TITLE TO PROPERTIES; ENCUMBRANCES. The Company owns good and marketable title to the properties and assets located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet, and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet, and acquired all such assets in a bona fide transaction for fair value. All material properties and assets of the Company are listed on Part 3.6(a) of the Company's Disclosure Letter and, except as set forth on Part 3.6(b) of the Company Disclosure Letter, are free and clear of all liens, claims or encumbrances and are not, to the best of the Shareholder's knowledge, in the case of real property, subject to any use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests identified on the Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and
(b) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto. All buildings, plants, and structures owned by the Company lie wholly within the boundaries of the real property owned by the Company and do not encroach upon the property of, or otherwise conflict with the property rights of, any other person.

         3.7 CONDITION AND  SUFFICIENCY  OF ASSETS.  Except as set forth on Part
3.7 of the Company Disclosure Letter, the buildings, plants, structures, and equipment owned or leased by the Company are, to the best of the Shareholder's knowledge, structurally sound, are not in need of extraordinary repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment owned or leased by the Company are sufficient for the continued conduct of the Company's businesses after the Closing if conducted in substantially the same manner as conducted prior to the Closing. The lease for the Company's facility located at Ralph Avenue, Louisville, Kentucky (the "Facility Lease"), is in full force and effect and is on market rates and terms for comparable facilities in the surrounding area.

         3.8 ACCOUNTS RECEIVABLE. All accounts receivable of the Company as of the date hereof and as of the Closing Date represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. Unless paid prior to the Closing Date, except as set forth on Part 3.8 of the Company Disclosure Letter, the accounts receivable are or will be as of the Closing Date current and collectible net of the respective reserves shown on the Balance Sheet. There is no contest, claim, or right of set-off relating to the amount or validity of such accounts receivable.

         3.9 NO UNDISCLOSED LIABILITIES. The Company has no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations (i) reflected or reserved against in the Balance Sheet; (ii) current liabilities not in excess of $25,000, individually or in the aggregate, incurred in the ordinary course of business since the date thereof; or (iii) specifically disclosed herein or in Part 3.9 of the Company Disclosure Letter.

         3.10     TAXES.

                  (a) The Company has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by or with respect to it. The Company has paid, or made provision for the payment of, all taxes that have or may have become due for all periods prior to Closing.

                  (b) Except as set forth on Part 3.10 of the Company Disclosure Letter, no United States, federal or state income tax returns of the Company have been audited by the IRS or relevant state tax authorities. Neither the Shareholder nor the Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other person) of any statute of limitations relating to the payment of taxes of the Company.

                  (c) The charges, accruals, and reserves with respect to taxes on the books of the Company are adequate and are at least equal to the Company's liability for taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet. All taxes that the Company is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental body or other person.

                  (d) The Shareholder has delivered to TGI true and accurate copies of all federal and state tax returns for the Company for each of the three years ended December 31, 1994, 1995 and 1996. All tax returns filed by the Company are true, correct, and complete. The Company is not, and within the five-year period preceding the Closing Date has not been, an "S" corporation.

         3.11 NO MATERIAL ADVERSE CHANGE. Except as set forth on Part 3.11 of the Company Disclosure Letter, since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and the Shareholder knows of no event which has occurred or circumstance which exists that may result in such a material adverse change.

         3.12 EMPLOYEE BENEFITS. Part 3.12 of the Company Disclosure Letter contains a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by the Company (the "Plans"), including, without limitation, all "employee benefit plans" as defined in Section 3(3) of ERISA. Plans as defined hereunder shall not include such plans maintained by Laxus Group, from whom the Company leases certain of its employees, and with respect to which the Company has no liability. All contributions due from the Company with respect to any of the Plans have been made or accrued on the Company's financial statements, and no further contributions will be due or will have accrued thereunder as of the Closing. Each of the Plans, and its operation and administration, is, in all material respects, in compliance with all applicable, federal, state, local and other governmental laws and ordinances, orders, rules and regulations, including the requirements of ERISA and the Internal Revenue Code. All such Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) which are intended to qualify under I.R.C. Section 401(a)(8) have received favorable determination letters that such plans satisfy all qualification requirements. In addition, the Company has not been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA, with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which the Company sponsors as employer or in which the Company participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax.

         3.13     COMPLIANCE.

                  (a) The Company is and at all times has conducted its business and the ownership and use of its assets in substantial compliance with all applicable laws.

                  (b) Part 3.13 of the  Company  Disclosure  Letter  contains  a
complete  and  accurate  list  of  each  permit  or   governmental   consent  or
authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each such permit or governmental consent or authorization is valid and in full force and effect and constitutes all of the governmental authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner currently conducted.

         3.14     LITIGATION.

                  (a) Except as set forth in Part 3.14 of the Company Disclosure Letter, there is no pending or to the knowledge of the Shareholder, threatened action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  (b) There is no order or court decision to which the Company, the Shareholder or, to the knowledge of the Shareholder, any director or officer of the Company, or any of the assets owned or used by the Company, is subject.

         3.15 ABSENCE OF CHANGES. Since the date of the Balance Sheet, the Company has conducted its business only in the ordinary course and there has not been any:

                  (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any purchase, redemption or stock retirement rights, or any acquisition by the Company of any shares of its capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

                  (b) amendment to the Articles of Incorporation or Bylaws of the Company;

                  (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee (except normal payments and increases in the ordinary course of business consistent with past practices), or entry into any employment, severance, or similar contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  (e) damage to or destruction or loss of any material asset or property of the Company, whether or not covered by insurance;

                  (f) entry into, termination of, or receipt of notice of termination of any material contract or any contract or transaction involving a total remaining commitment by or to the Company of at least $25,000 other than the entry into contracts with customers for the provision of transportation services by the Company in the ordinary course of business;

                  (g) sale, lease, or other disposition of any material asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;

                  (h) material change in the accounting methods used by the Company; or

                  (i) agreement, whether oral or written, by the Company to do any of the foregoing.

         3.16     CONTRACTS; NO DEFAULTS.

                  (a) Part 3.16 of the Company Disclosure Letter contains a complete and accurate list, and the Shareholder has delivered to TGI true and complete copies, of:

                           (i) (x) each contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000; (y) each contract with the Company's ten
         (10) largest customers (based on 1997 revenue to date) that involves the performance of services by the Company in an amount or value exceeding $25,000;

                           (ii) each lease, license, installment and conditional sale agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property;

                           (iii) each collective bargaining agreement and other contract to or with any labor union or other employee representative or a group of employees;

                           (iv) each joint venture, partnership, and other contract involving a sharing of profits, losses, costs, or liabilities by the Company with any other person;

                           (v) each contract containing covenants that in any way purport to restrict the business activity of the Company;

                           (vi) each power of attorney that is currently
effective and outstanding; and

                           (vii) each written warranty, guaranty, and or other
similar undertaking by the Company.

                  (b) Each  contract  identified or required to be identified in
Part 3.16 of the Company Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms. The Company is, and at all times has been, in compliance with all material applicable terms and requirements of each contract. To the best of the Shareholder's knowledge, each third party to any contract with the Company is, and at all times has been, in compliance with all material applicable terms and requirements of such contract. The Company has not given nor received notice from any other person regarding any actual, alleged, possible, or potential violation or breach of, or default under, any contract, and no material default or event of default has occurred thereunder.

         3.17     INSURANCE.

                  (a) The Shareholder has delivered to TGI true and complete copies of all insurance policies to which the Company is a party or under which the Company is or has been covered at any time within the two (2) years preceding the date of this Agreement, and true and complete copies of all pending applications for policies of insurance.

                  (b) Except as set forth on Part 3.17 of the Company Disclosure Letter, all policies to which the Company is a party or that provide coverage to either the Shareholder, the Company, or any director or officer of the Company
(i) are valid, outstanding, and enforceable; (ii) in the Shareholder's judgment, are issued by an insurer that is financially sound and reputable; (iii) provide adequate insurance coverage, in the Shareholder's judgment, for the assets and the operations of the Company for all risks normally insured against in the Company's industry; (iv) will not be terminated or subject to termination as a result of the consummation of the Contemplated Transactions; and (v) except for the amounts indicated on Part 3.17 of the Company Disclosure Letter, do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.

                  (c) Except as set forth on Part 3.17 of the Company's Disclosure Letter, neither the Shareholder nor the Company has received (i) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (ii) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (d) The Company has paid all premiums due, and have otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company. The Company has given notice to the insurer of all claims that may be insured thereby.

         3.18     ENVIRONMENTAL MATTERS.

                  (a) Except as set forth on Part 3.18 of the Company Disclosure Letter, the Company is, and at all times has been, in substantial compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Shareholder has no basis to expect, nor has the Shareholder or the Company received, any actual or threatened order, notice, or other communication from (i) any governmental body or private citizen, or (ii) the current or prior owner or operator of any facilities owned or leased by the Company, of any actual or potential violation or failure to comply with any Environmental Law.

                  (b) Except as set forth on Part 3.18 of the Company Disclosure Letter, (i) there are no Hazardous Materials present on or at the facilities owned or leased by the Company, except such Hazardous Materials as are commonly used in the operation of a transportation business and which are maintained and used by the Company in compliance with applicable law, or (ii) to the knowledge of the Shareholder, at any adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps or equipment, or incorporated into any structure therein or thereon.

                  (c) The Shareholder has delivered to TGI true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Shareholder or the

Company pertaining to Hazardous Materials in, on, or under the facilities owned or leased by the Company.

         3.19     EMPLOYEES; INDEPENDENT CONTRACTORS.

                  (a) To the knowledge of the Shareholder, no employee or independent contractor of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of her duties to the Company, or (ii) the ability of the Company to conduct its business.

                  (b) All persons rendering services to the Company have been properly characterized and treated as either employees or independent contractors, and the Company has not received notice of, nor does the Shareholder have any reason to believe that, such treatment will be challenged by the IRS or otherwise.

         3.20     LABOR RELATIONS; COMPLIANCE.

                  (a) The Company has not been nor is it now a party to any collective bargaining or other labor contract. There is not presently pending or existing, and there is not, to the Shareholder's knowledge, threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any proceeding against or affecting the Company relating to the alleged violation of any applicable law pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable governmental body, organizational activity, or other labor or employment dispute against or affecting the Company, or (c) any application for certification of a collective bargaining agent. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has substantially complied in all respects with the legal requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.

                  (b) The Company is, and at all times has been, in substantial compliance with, and has not been and is not in violation of or liable under, any Occupational Safety and Health Law. The Shareholder has no basis to expect, nor has the Shareholder or the Company received, any actual or threatened order, notice, or other communication from any person of any actual or potential violation or failure to comply with any Occupational Safety and Health Law.

         3.21     INTELLECTUAL PROPERTY.

                  (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes:

                           (i) the Company name, all fictional  business  names,
               trade names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                           (ii) all patents, patent applications, and inventions
               and discoveries that may be patentable (collectively, "Patents");

                           (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights"); and

                           (iv)  all  know-how,   trade  secrets,   confidential
               information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"), owned, used, or licensed by the Company.

                  (b) The Company owns all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

         3.22  RELATIONSHIPS  WITH RELATED PERSONS.  Except as set forth on Part
3.22 of the Disclosure Letter, neither the Shareholder nor any related person or affiliate of the Shareholder or of the Company has, or has had, any interest in any property used in the Company's business. Neither the Shareholder nor any related person or affiliate of the Shareholder or of the Company is, or has owned, directly or indirectly, an equity interest or any other financial or profit interest in, an entity that has (a) had business dealings or a material financial interest in any transaction with the Company; or (b) engaged in competition with the Company with respect to any line of the products or services of the Company. Neither the Shareholder nor any related person or affiliate of the Shareholder or of the Company is a party to any contract with the Company.

         3.23 BROKERS OR FINDERS. Neither the Company, the Shareholder nor their respective agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         3.24 DISCLOSURE. No representation or warranty of the Shareholder in this Agreement and no statement in the Company Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Shareholder that has specific application to the Shareholder or the Company (other than general economic or industry conditions) and that materially adversely affects or, as far as the Shareholder can reasonably foresee, materially threatens, the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or the Company Disclosure Letter.

         3.25     SUBSIDIARIES.  The Company has no subsidiaries.

         3.26 MERGER WITH RAINBOW GROUP. The Company currently contemplates the merger of Rainbow Group, Inc. ("Rainbow Group") with and into the Company pursuant to an Agreement and Plan of Merger by an between the Company and Rainbow Group to be entered into prior to the Closing Date (the "Rainbow Merger Agreement"). The Rainbow Merger Agreement, when entered into, will constitute the legal, valid, and binding obligations of the Company and Rainbow Group, enforceable against each in accordance with its terms. The Rainbow Merger Agreement will be properly executed by duly authorized officers of the respective parties thereto and will be sufficient to transfer to the Company good and marketable title to all of the assets and properties of Rainbow Group, whether tangible or intangible, real or personal, choate or inchoate, fixed or contingent, of every kind and description and wherever situated, other than as set forth on Part 3.26 of the Company Disclosure Letter, which shall be distributed to the shareholder of Rainbow Group prior to said merger. The merger of the Company and Rainbow Group will have occurred prior to the Closing Date and the merger contemplated thereby will be effective under Indiana law prior to such time. The terms of the Rainbow Merger Agreement will provide that the Company will be fully and completely indemnified by the shareholders of Rainbow Group for any damages relating to any breach of any representation, warrant, covenant or obligation or any liability of Rainbow Group arising prior to the date of said merger, other than those specifically identified and agreed to in the Rainbow Merger Agreement.

         4.       REPRESENTATIONS AND WARRANTIES OF TGI

         TGI has delivered to the Shareholder herewith TGI's Disclosure Letter. TGI represents and warrants to the Shareholder as follows:

         4.1  ORGANIZATION  AND  GOOD  STANDING.   TGI  is  a  corporation  duly
organized, validly existing, and in good standing under the laws of the State of Florida.

         4.2  AUTHORITY; NO CONFLICT.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of TGI, enforceable against TGI in accordance with its terms. TGI has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  (b) Neither the execution and delivery of this Agreement by TGI nor the consummation or performance of any of the Contemplated Transactions by TGI will contravene, conflict with, result in a violation of or give any person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                         (i) any provision of TGI's Articles of Incorporation or
               Bylaws;

                         (ii) any  resolution  adopted by the board of directors
               or the stockholders of TGI;

                         (iii) any legal  requirement or  order to which TGI may
               be subject; or

                         (iv) any contract to  which TGI is a party  or by which
               TGI may be bound.

                  (c) TGI is not and will not be required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.3 CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against TGI and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         4.4 BROKERS OR FINDERS. Except as set forth in Schedule 4.4, TGI and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.5 SEC FILINGS. TGI has filed all reports required to be filed prior to the date hereof under the Securities Exchange Act of 1934, as amended. All such filings complied in all material respects with applicable law, and no such filing contained a material misstatement or omission on the date of such filing. Since their respective filing dates, no event has occurred of which TGI has knowledge which would result in TGI's being required to amend any such reports.

         4.6 TGI STOCK. Upon consummation of the Merger and fulfillment of the conditions set forth herein, the shares of TGI Common Stock to be issued to the Shareholder in connection with the Merger will be fully paid, duly authorized, validly issued and non-assessable. The delivery by TGI of the TGI Common Stock to the Shareholder will transfer and convey to the Shareholder valid title to such TGI Common Stock, free and clear of all liens, pledges, encumbrances and claims of any kind, except restrictions referred to in this Agreement and under applicable securities laws. All voting rights of TGI are vested exclusively in the TGI Common Stock.

         4.7 DISCLOSURE. No representation or warranty of TGI in this Agreement or in the TGI Disclosure Letter contains a material misstatement or omits a material fact necessary to make the statements herein or therein not misleading.

         5.       COVENANTS OF SHAREHOLDER AND TGI

         5.1 PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. Except as expressly provided in this Agreement, the Shareholder will cause all indebtedness owed to the Company by the Shareholder or any related person of the Shareholder to be paid in full prior to Closing.

         5.2 SEC REPORTING. TGI agrees to file all reports required under the Securities Exchange Act of 1934, as amended, and, at the expense of the Shareholder to take such other steps as necessary to allow the Shareholder to avail herself of the resale provisions of Rule 144.

         5.3 DUE DILIGENCE. The Company agrees that TGI may, prior to the Closing Date, through its representatives, make such investigation of the properties, books and records of the Company and of its financial and legal condition as TGI may deem necessary or advisable in order to familiarize itself with the Company. TGI agrees that it shall conduct its investigation in such a manner as to minimize disruption to the Company's business.

         5.4 RELEASE OF GUARANTORS. TGI, the Company and the Shareholder will work together in good faith to obtain the release prior to the Closing Date of any personal guarantees provided by the Shareholder to a third party with respect to any debt or obligation of the Company. In the event such release has not been obtained prior to the Closing, TGI agrees to obtain such release thereafter within thirty (30) days following the receipt of all necessary information related thereto from the Shareholder. Until such time as all such Shareholder guarantees have been fully released or the underlying obligations fully satisfied, TGI will cause the Company to perform all obligations thereunder and will fully indemnify the Shareholder against any loss, claim or payment made with respect thereto.

         5.5 AMENDMENT TO LEASE. Shareholder and the Company shall amend the Facility Lease prior to Closing to provide for a term of eighteen (18) months following the Closing Date at a monthly rental of $4,000 per month.

         5.6 RAINBOW GROUP MERGER. The Shareholder and the Company shall cause the Rainbow Group Merger Agreement to be entered into and performed and the merger contemplated thereunder to be consummated prior to the Closing Date, all on terms satisfactory to TGI in its sole discretion.

         5.7 LOAN TO SHAREHOLDER. TGI agrees to deliver to the Shareholder on the Closing Date, in exchange for, and in accordance with the terms and conditions of, the Shareholder's Promissory Note in the form of Exhibit "E", which shall be secured by Shareholder's pledge of the Escrow Shares as provided in Section 9.5 hereof, the sum of US Three Hundred Thousand Dollars ($300,000). The Shareholder's Promissory Note shall be non-recourse to the extent that on the maturity date of the Shareholder's Promissory Note, the per share closing trade price of the TGI Common Stock, as defined in the Wall Street Journal, is less than Six and 625/1000 Dollars ($6.625) per share. The parties acknowledge that the loan described herein is not intended to serve as additional merger consideration and is intended to be repaid in cash in accordance with its terms.

         6.       CONDITIONS PRECEDENT TO TGI'S OBLIGATION TO CLOSE

         TGI's obligation to consummate the Merger and to take the other actions required to be taken by TGI at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by TGI, in whole or in part):

         6.1 ACCURACY OF REPRESENTATIONS. All of the Shareholder's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Company Disclosure Letter. TGI acknowledges that the Company Disclosure Letter shall be updated for the merger of the Company with Rainbow Group, Inc. and may otherwise be updated as of the Closing Date, but such update must be satisfactory to TGI in its sole discretion.

         6.2 SHAREHOLDER'S PERFORMANCE. All of the covenants and obligations that the Company and the Shareholder are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all respects, including, without limitation, those set forth in Article V hereof.

         6.3 CONSENTS. Each of the consents identified in Part 3.2 of the Company Disclosure Letter must have been obtained and must be in full force and effect.

         6.4 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to TGI:

               (a) an opinion of counsel to the Company and the Shareholder, dated the Closing Date, in form acceptable to TGI;

               (b) an opinion of counsel to Rainbow Group and its owners, dated the closing date of the Rainbow Merger Agreement,in a form agreeable to TGI; and

               (c) a certificate of the Shareholder (i) evidencing the accuracy of any of the Shareholder's representations and warranties; (ii) evidencing the performance by the Shareholder of, or the compliance by the Shareholder with, any covenant or obligation required to be performed or complied with by the Shareholder; (iii) evidencing the satisfaction of any condition referred to in this Section 6; and (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         6.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against TGI or the Shareholder or the Company, or against any person affiliated with TGI or the Shareholder or the Company, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or

(b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         6.6 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or threatened by any person any claim asserting that such person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the Merger consideration provided for herein.

         6.7 DUE DILIGENCE. TGI shall have completed its investigation of the Company's assets, business and financial condition and shall, in its sole discretion exercised in good faith, be satisfied with the results thereof.

         6.8 CONCURRENT CLOSING. The transactions contemplated by the Agreement and Plan of Reorganization dated December 12, 1997, by and between TGI and Hawk Enterprises, Inc. and the Agreement and Plan of Reorganization dated December 12, 1997, by and between TGI and T.W. Transport, Inc. shall have been consummated on or before the Closing Date.

         6.9 BOARD APPROVAL. The Board of Directors of TGI shall have approved the Merger.

         7.       CONDITIONS PRECEDENT TO SHAREHOLDER'S OBLIGATION TO
                  CLOSE

         The Shareholder's and the Company's obligation to consummate the Merger and to take the other actions required to be taken by the Shareholder and the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Shareholder, in whole or in part):

         7.1 ACCURACY OF REPRESENTATIONS. All of TGI's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the TGI Disclosure Letter.

         7.2 TGI'S PERFORMANCE. All of the covenants and obligations that TGI is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all respects.

         7.3 CONSENTS. Each of the consents identified in Part 3.2 of the Company Disclosure Letter must have been obtained and must be in full force and effect.

         7.4 ADDITIONAL DOCUMENTS. TGI must have caused the following documents to be delivered to the Shareholder:

                  (a) an opinion of Womble Carlyle Sandridge & Rice, PLLC, dated the Closing Date, in form acceptable to the Shareholder; and

                  (b) a certificate of the officers of TGI (i) evidencing the accuracy of any representation or warranty of TGI; (ii) evidencing the performance by TGI of, or the compliance by TGI with, any covenant or obligation required to be performed or complied with by TGI; (iii) evidencing the satisfaction of any condition referred to in this Section 7; and (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

         7.5 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened against TGI or the Shareholder or the Company, or against any person affiliated with TGI or the Shareholder or the Company, any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6 CONCURRENT CLOSING. The transactions contemplated by the Agreement and Plan of Reorganization dated December 12, 1997, by and between TGI and Hawk Enterprises, Inc. and the Agreement and Plan of Reorganization dated December 12, 1997, by and between TGI and T.W. Transport, Inc. shall have been consummated on or before the Closing Date.

         7.7 NO MATERIAL ADVERSE CHANGE. There shall not have been any material adverse change in the business of TGI.

         8.       TERMINATION

         8.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either TGI or the Shareholder if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                  (b) (i) by TGI if any of the conditions in Section 6 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of TGI to comply with its obligations under this Agreement) and TGI has not waived such condition on or before the Closing Date; or (ii) by the Shareholder, if any of the conditions in
Section 7 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Shareholder to comply with their obligations under this Agreement) and the Shareholder has not waived such condition on or before the Closing Date;

                  (c) by mutual consent of TGI and the Shareholder; or

                  (d) by either TGI or the Shareholder if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before December 31, 1997, or such later date as the parties may agree upon.

         8.2 EFFECT OF  TERMINATION.  Each party's  right of  termination  under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.1 and 10.3 will survive.

         9.       INDEMNIFICATION; REMEDIES

         9.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE. All representations, warranties, covenants, and obligations in this Agreement, the Company Disclosure Letter, the supplements to the Company Disclosure Letter, the TGI Disclosure Letter, the supplements to the TGI Disclosure Letter and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

         9.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SHAREHOLDER. Subject to the limitations set forth below, the Shareholder will indemnify and hold harmless TGI, the Company, and their respective representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any breach of any representation or warranty made by the Shareholder in this Agreement, the Company Disclosure Letter, the supplements to the Company Disclosure Letter, or any other certificate or document delivered by the Company or the Shareholder pursuant to this Agreement;

                  (b) any breach by the Company or the Shareholder of any covenant or obligation of the Shareholder or the Company in this Agreement;

                  (c) any material liability not otherwise disclosed to TGI herein or in the Company Disclosure Letter and any supplement thereto for product shipped or manufactured by, or any services provided by, the Company prior to the Closing Date;

                  (d) the allegations set forth in Manson Avery, et al. v. Denver S. Wade, et al., Civil Action No. 97-0054 filed in the Circuit Court of Noxubee County, Mississippi (the "Mississippi Lawsuit") and such items as disclosed in the Company Disclosure Letter which are identified by TGI within five (5) days of the date hereof, as agreed upon by the Shareholder, provided that if the parties do not so agree, TGI may withdrawn such item or terminate this Agreement upon written notice to the Shareholder; or

                  (e) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such person with the Shareholder or the Company (or any person acting on their behalf) in connection with any of the Contemplated Transactions.

                  Notwithstanding anything to the contrary in this Agreement, the Shareholder's liability hereunder to TGI and to Indemnified Persons shall not exceed the value of the Escrow Shares (as defined below), as determined from time to time at the time a claim is made hereunder.

         9.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY TGI. TGI will indemnify and hold harmless the Shareholder, and will pay to the Shareholder the amount of any Damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by TGI in this Agreement, the TGI Disclosure Letter, any supplement to the TGI Disclosure Letter, any Schedule to this Agreement or in any certificate or document delivered by TGI pursuant to this Agreement, (b) any breach by TGI of any covenant or obligation of TGI in this Agreement, or (c) any claim by any person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such person with TGI (or any person acting on its behalf) in connection with any of the Contemplated Transactions.

         9.4 TIME LIMITATIONS. If the Closing occurs, the Shareholder will have no liability (for indemnification or otherwise) with respect to any representation or warranty other than those in Sections 3.3, 3.10, 3.12, 3.18 and 3.19, unless on or before the third (3rd) anniversary of the Closing Date TGI notifies the Shareholder of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by TGI. A claim with respect to Sections 3.3, 3.10, 3.12, 3.18 or 3.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, TGI will have no liability (for indemnification or otherwise) with respect to any representation or warranty other than those in Section 4.6, unless on or before the third (3rd) anniversary of the Closing Date, the Shareholder notifies TGI of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by the Shareholder. A claim with respect to Section 4.6, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time.

         9.5 ESCROW. At the Closing, the Shareholder will deposit all of the shares of TGI Common Stock that are issued to the Shareholder pursuant to
Section 2.1 hereof (the "Escrow Shares") with a bank or trust company located within the State of Georgia which will act as an escrow agent (the "Escrow
Agent"), who will hold the Escrow Shares in escrow as collateral for the indemnification obligations of the Shareholder under this Agreement, the payment in full of the Shareholder's Promissory Note and the obligations of the Shareholder under the Guarantee. On the second (2nd) anniversary of the Closing Date, the Escrow Shares (or such portion as then remaining in escrow) will be released to the Shareholder as provided in the Escrow Agreement; provided that in the event that prior to the second (2nd) anniversary of the Closing Date, the litigation Mississippi Lawsuit is dismissed with prejudice or settled with no liability against the Company and Rainbow Group, Inc., then eighty percent (80%) of the Escrow Shares will be released to the Shareholder upon proof of the dismissal or settlement satisfactory to TGI, all as provided in the Escrow Agreement. In addition, after the first anniversary of the Closing Date, the Shareholder shall have the right to direct the Escrow Agent to sell the Escrow Shares; provided that (i) the resulting sales proceeds equal at least $6.625 per share; and (ii) eighty percent (80%) of the proceeds from any such sale shall continue to be held by the Escrow Agent as collateral for the Shareholder's obligations hereunder, in replacement of the Escrow Shares. The Escrow Shares will serve as security for the Shareholder's indemnity obligations as set forth in the Escrow Agreement.

         9.6   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an Indemnified Person (which term shall include the Shareholder for purposes of this Section 9.6) of notice of the commencement of any proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

                  (b) If any proceeding referred to in Section 9.6(a) is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 9 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of applicable laws or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent (which may not be unreasonably withheld). If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten (10) days after such notice is given, give written notice to the Indemnified Person of its election to assume the defense of such proceeding or specifically deny all liability and responsibility therefore, including the basis for such denial, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the Indemnified Person, reasonably and in good faith. In the event that the Shareholder denies liability hereunder as provided above, and the parties are required to litigate or arbitrate such denial, the prevailing party in such action shall also be entitled to recover its attorneys' fees and cost of collection or defense, as appropriate.

                  (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         9.7  PROCEDURE   FOR   INDEMNIFICATION--OTHER   CLAIMS.   A  claim  for
indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         9.8 REMEDY. The sole and exclusive remedy of TGI against the Shareholder for any liability arising under this Agreement or the Shareholder's Closing Documents (except for the Employment Agreement, the Non-Competition Agreement, Escrow Agreement and Subscription Agreement) is the indemnification contained in Section 9.2 hereinabove. TGI acknowledges that the dollar amount of any claim made under the Escrow Agreement is subject to the limitations contained in Section 9.2 hereof.

         10.      GENERAL PROVISIONS

         10.1 EXPENSES. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants, provided that if the Shareholder is required to travel to Atlanta for the Closing, all expenses of the Shareholder and its counsel, including reasonable attorneys' fees, will be paid by the Company.

         10.2 PUBLIC ANNOUNCEMENTS. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued at such time and in such manner as the parties hereto shall mutually agree, provided that TGI shall be entitled to make such announcements with respect hereto as may be required by securities laws or regulations, provided that TGI will provide Shareholder with a copy of the first announcement regarding this transaction in advance of the release thereof. Unless consented to by TGI in advance or required by applicable law, prior to the Closing the Shareholder shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any person. The Shareholder and TGI will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and TGI will have the right to be present for any such communication.

         10.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, TGI and the Shareholder will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of TGI and the Company to maintain in confidence, any information received from the other party, or from anyone on behalf of the other party, in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. The parties acknowledge that they have previously executed a Confidentiality Agreement and agree that all documents received by them from any other party prior to the date hereof shall be and remain subject to such prior Confidentiality Agreement.

         10.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         Shareholder:               Ms. Ellena A. Hawkins
                                    2425 Ralph Avenue
                                    Post Office Box 16250
                                    Louisville, Kentucky 40256

         with a copy to:            Gary L. Stage, Esq.
                                    Stoll, Keenon & Park, LLP
                                    Suite 1000
                                    201 East Main Street
                                    Lexington, Kentucky 40507

         TGI:                       Transit Group, Inc.
                                    Overlook III
                                    2859 Paces Ferry Road
                                    Suite 1740
                                    Atlanta, Georgia  30339
                                    Attention: Philip A. Belyew, President
                                    Facsimile No.: (770) 444-0246

         with a copy to:            G. Donald Johnson, Esq.
                                    Womble Carlyle Sandridge & Rice, PLLC
                                    1275 Peachtree Street, N.E., Suite 700
                                    Atlanta, Georgia 30309
                                    Facsimile No.: (404) 888-7490

         10.5 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, County of Cobb, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.

         10.6 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         10.7 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

         10.8 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         10.9 COMPANY DISCLOSURE LETTER. The disclosures in the Company Disclosure Letter, and those in any supplement thereto, relate only to the representations and warranties in the Section of the Agreement to which they expressly refer. In the event of any inconsistency between the statements in the body of this Agreement and those in the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         10.10 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         10.11 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10.12 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         10.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.14 GOVERNING LAW. This Agreement will be governed by the laws of the State of Kentucky (other than the Merger, which shall be governed by Indiana law) without regard to conflicts of laws principles.

         10.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                      TGI:

                                      TRANSIT GROUP, INC.


                                      BY:  /s/ Philip A. Belyew
                                      PHILIP A. BELYEW, President



                                      THE SHAREHOLDER:


                                      /s/ Ellena A. Hawkins
                                      ELLENA A. HAWKINS



                                      THE "COMPANY":

                                      RAINBOW TRUCKING SERVICES, INC.


                                      BY:  /s/ Ellena A. Hawkins
                                      ELLENA A. HAWKINS, President

                               FIRST AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION


                  This First Amendment to Agreement and Plan of Reorganization ("Agreement") is made and entered into by and between Ellena A. Hawkins, a Florida resident (the "Shareholder"), Rainbow Trucking Services, Inc., an
Indiana corporation (the "Company"), and Transit Group,Inc., a Florida corporaiton ("TGI"), as of the 30th day of December, 1997.

                                    RECITALS

A. The parties hereto are parties to that certain Agreement and Plan of Reorganization dated as of December 12, 1997 (the "Reorganization Agreement").

B. The parties hereto desire to amend the Reorganization Agreement as provided herein.


         NOW THEREFORE, for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

         1.       Amendment to Agreement.     Reorganization Agreement is hereby
                  -----------------------
amended as follows:

                  1.1 Section 3.26 is hereby deleted in its entirety and is replaced with the following:

                  "3.26 ACQUISITION OF ASSETS OF RAINBOW GROUP.On December 12, 1997, the Company purchased certain of the assets of Rainbow Group, Inc., a Kentucky corporation owned by Robert L. Hawkins, husband of the Shareholder ("Rainbow Group") which are set forth on Part 3.26 of the Supplemental Company Disclosure Letter (the "Rainbow Assets"). The Rainbow Assets were purchased by the Company for good and valuable consideration, and are owned by the Company free and clear of any and all liens, claims or encumbrances whatsoever."

                  1.2 Section 5.6 is hereby deleted in its entirety and is replaced with the following:

                  "5.6     INTENTIONALLY OMITTED"

                  2. Continued Effect of Agreement. Except as specifically set forth herein, the Reorganization Agreement remains in full force and effect as of the date hereof. This Agreement shall be governed by and construed in accordance with the laws of the state of Kentucky and may not be amended or modified other than in writing signed by all parties hereto.

                IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                               TGI:

                               TRANSIT GROUP, INC.


                               BY:  /s/ Philip A. Belyew
                               PHILIP A. BELYEW, President



                               THE SHAREHOLDER:


                                /s/ Ellena A. Hawkins
                               ELLENA A. HAWKINS



                               THE "COMPANY":

                               RAINBOW TRUCKING SERVICES, INC.


                               BY:  /s/ Ellena A. Hawkins
                               ELLENA A. HAWKINS, President